Exhibit 99.1

NYSE Euronext Announces First Quarter 2009 Financial Results

--GAAP diluted EPS of $0.40; pro forma diluted EPS of $0.43--

--Pro forma fixed operating expenses decrease 11% to $422 million from the fourth quarter of 2008--

--Acceleration of cost rationalization efforts will drive incremental savings of $100 million in 2009--

Conference Call, Thursday April 30, 2009 at 8:00 a.m. (New York, EDT)/2:00p.m. (Paris, CET)

NEW YORK – April 30, 2009 – NYSE Euronext (NYX) today reported net income of $104 million, or $0.40 per diluted share, for the first quarter of 2009, compared to net income of $230 million, or $0.87 per diluted share for the first quarter of 2008. Included in these GAAP results are $23 million of pre-tax merger expenses and exit costs for the first quarter of 2009, and $17 million for the first quarter of 2008.

Pro forma non-GAAP net income for the first quarter of 2009 was $112 million, or $0.43 per diluted share, compared to net income of $240 million, or $0.90 per diluted share, for the first quarter of 2008. Pro forma non-GAAP results exclude activity assessment and Section 31 fees, merger expenses and exit costs, as well as favorable discrete tax credits. A full reconciliation of these non-GAAP results is included in the attached tables.

“Since we reported record results in the first quarter of 2008, the financial services landscape has undergone a significant transformation,” said Duncan L. Niederauer, CEO, NYSE Euronext. “Despite adverse market conditions, we have stayed focused on executing our two pronged strategy, to broaden and diversify our streams of revenue, and at the same time, reduce our costs and make us more efficient, streamlined and agile. With each new quarter, we continue to make steady progress on both fronts, and I am confident that as market conditions stabilize we will be well positioned for growth.”

The table below summarizes our first quarter pro forma non-GAAP results.

($ in millions)	1Q09	4Q08	1Q08
Gross Revenues	$1,112	$1,177	$1,110
Net Revenues	$604	$683	$767
Fixed Operating Expenses	($422)	($473)	($415)
Operating Income	$182	$210	$354
Net Income	$112	$137	$240
Diluted Earnings Per Share	$0.43	$0.52	$0.90

Financial highlights on a pro forma non-GAAP basis include:

•

Gross revenues, excluding activity assessment fees, were $1,112 million in the first quarter of 2009 in line with $1,110 million reported in the first quarter of 2008. First quarter 2009 gross revenues were impacted by lower European cash and derivatives volumes, currency headwinds and structural changes to the U.S. cash pricing model which increased gross revenues.

•

Net revenues, defined as gross revenues less direct transaction costs comprised of Section 31 fees, liquidity payments, and routing and clearing fees, were $604 million for the first quarter of 2009, compared to $767 million in the first quarter of 2008. Net revenues were negatively impacted by net price reductions in both the U.S. and European cash markets, coupled with volume declines in the European cash and derivatives markets. In addition, foreign currency fluctuations on net revenues had a negative impact of ($64) million for the three months ended March 31, 2009.

•

Fixed operating expenses, defined as operating expenses less merger expenses and exit costs, direct transaction costs, and excluding regulatory fine income, were $422 million, an increase of 2%, compared to the first quarter of 2008, but an 11%, or $51 million decrease compared to the fourth quarter of 2008. Excluding the impact of currency translation, acquisitions and dispositions of businesses, and selected strategic initiatives, fixed operating expenses in the first quarter of 2009 decreased $41 million, or 10%, compared to the first quarter of 2008.

•	Operating income was $182 million, compared to $354 million in the first quarter of 2008 and includes a negative impact of ($29) million for currency fluctuations.

•

Diluted earnings per share in the first quarter of 2009 declined by $0.47, or 52%, compared with the prior year period. The decline includes a ($0.07) per share negative impact for currency fluctuations.

“In the first quarter, we accelerated our cost efficiency initiatives, which resulted in a $51 million decline in fixed costs compared to the fourth quarter of 2008,” said Michael S. Geltzeiler, Group Executive Vice President and Chief Financial Officer, NYSE Euronext. “Furthermore we achieved our $120 million first quarter target for run-rate technology savings, we already achieved the $120 million in cost savings related to our acquisition of Amex, and we have significantly increased the pace of our restructuring plans in the U.S. and Europe. Based on our first quarter results and an accelerated company-wide focus on expense rationalization efforts, we are increasing our cost savings guidance by an incremental $100 million to be realized in 2009.”

Other Financial Highlights

•

At March 31, 2009, NYSE Euronext had cash, cash equivalents, investment and other securities of $0.7 billion and gross debt of $2.5 billion, a decrease of $0.4 billion from $2.9 billion at December 31, 2008.

•	The previously announced strategic partnership between the State of Qatar and NYSE Euronext to build a new integrated cash and derivatives exchange in Doha is in the process of being restructured. NYSE Euronext, as part of the restructured agreement, will now purchase a 20% stake in the Qatar Securities Market (QSM) for $200 million, with installment payments of $40 million over a period of four years from closing. The restructured agreement is now expected to close in the next few months.

•

NYSE Euronext completed a partial refinancing of the 364-day back-up facility, which expired on April 1, 2009. The new $500 million 364-day back-up facility will be in place through March 31, 2010. We now have $2.7 billion in committed bank facilities.

•

NYSE Euronext completed a €250 million increase of the €750 million 5.375% notes due June 2015 on April 22, 2009. The new €250 million increase has an effective cost of 6.06% and the proceeds from the new note will be used primarily to pay-down the £250 million notes due in June 2009.

•	NYSE Euronext will make a $0.30 quarterly dividend per share payment on June 30, 2009 to shareholders of record as of June 15, 2009.

Market and Business Summary

U.S. Cash Equities

•

In the first quarter of 2009, handled average daily trading volume (ADV) across all markets was 4.0 billion shares traded, a 14.5% increase over the first quarter of 2008, characterized by strong growth across NYSE-listed (Tape A) and NYSE Amex-listed (Tape B) securities of 11.4% and 66.2%, respectively. NYSE-listed (Tape A) matched market share in the first quarter of 2009 was 41.5%.

•

NYSE Euronext announced new transaction pricing, effective March 1, 2009, for its NYSE and NYSE Arca platforms. The new fee changes for NYSE and NYSE Arca were effected in conjunction with the start of the roll-out of NYSE execution speed improvements.

•	The former Amex cash equities business was rebranded NYSE Amex and all the former Amex businesses were migrated to NYSE Euronext platforms.

•

NYSE Euronext and BIDS Holdings, L.P. launched their joint venture, the New York Block Exchange (NYBXSM), an innovative new platform designed to maximize access to liquidity and improve execution quality in the U.S. equity block trading market. Institutional investors and other market participants can now execute block trades on NYBXSM, the first venue of its kind to allow non-displayed liquidity to anonymously access both the displayed and reserve liquidity of the NYSE order book.

European Cash Equities

•

In the first quarter of 2009, ADV for NYSE Euronext’s European cash markets was 1.4 million transactions, a decrease of 17.3% from a record 1.7 million transactions executed in the first quarter of 2008. First quarter 2008 trading volumes benefited from higher industry trading volumes driven by increased market volatility during the month of January 2008.

•	NYSE Euronext launched SmartPoolSM, a new European dark pool Multilateral Trading Facility (MTF) for trading of block orders on stocks from fifteen European countries.

•

NYSE Euronext launched NYSE Arca Europe, an MTF which provides customers with low-cost, high-speed access to the most actively-traded European blue-chip stocks from select European countries not already listed on its European cash regulated markets.

•

NYSE Euronext’s cash equities trading successfully migrated to NYSE Euronext’s next-generation Universal Trading Platform (UTP) from the NSC platform. European customers are now benefiting from dramatically decreased internal round trip latency of 150-400 microseconds, as compared to 1.5 milliseconds before the UTP conversion.

•

NYSE Euronext announced a new integrated transaction pricing structure, effective April 1, 2009, that is intended to improve the company’s overall competitive position in Europe by simplifying and reducing trading fees for customers across its pan-European cash equity markets.

Global Exchange Traded Products

•

NYSE Euronext U.S. matched ADV in the first quarter of 2009 was 610 million shares, compared to 385 million in the first quarter of 2008, a 58.3% increase. The first quarter of 2008 did not include the former Amex Exchange Traded Products business.

•	In the first quarter of 2009, consolidated Exchange Traded Products U.S. dollar volume traded represented approximately 40% of all consolidated U.S. dollar volume traded.

•	As of the first quarter of 2009, NYSE Euronext had issued over 650 index licenses to various exchange traded index tracking products, compared to approximately 500 as of the first quarter of 2008.

•

NYSE Euronext launched a new Futures Incentive Program (FIP) targeting customers active in Exchange Traded Products (ETPs) such as GLD, SLV, and IAU listed on NYSE Arca, as well as gold and silver futures on NYSE Liffe U.S. Eligible participants, who trade gold and silver futures on NYSE Liffe U.S. in conjunction with precious metals ETPs on NYSE Arca, can qualify for fee rebates and benefit from significant cost reductions commensurate with their trading activity.

•

NYSE Euronext and the Shanghai Stock Exchange (SSE) signed a Memorandum of Understanding (MOU) to expand their current relationship by establishing a cooperative relationship for the joint development of Indexes and ETFs in China, the U.S. and globally. The MOU builds on the existing cooperation agreement between the former New York Stock Exchange and the Shanghai Stock Exchange established in October 2003.

European Derivatives

•

In the first quarter of 2009, European derivatives ADV was 3.8 million contracts, a decrease of 17.0% compared to the first quarter of 2008, but an increase of 2.4% from the fourth quarter of 2008. The first quarter of 2008 was a record quarter for NYSE Liffe. Bclear, NYSE Liffe’s trade administration and clearing service, processed an average of 700 thousand contracts per day in the first quarter of 2009, an increase of 31.6%, compared to the first quarter of 2008.

•

NYSE Liffe launched futures contracts on thirteen MSCI indices on Bclear in the first quarter of 2009. The thirteen MSCI indices are widely used by asset managers as well-established benchmarks of companies’ performance in a range of regions and markets around the world and together they offer global coverage. NYSE Liffe’s launch of futures on the MSCI indices is designed to accommodate for the current lack of regional, exchange-traded index futures outside Europe.

•

NYSE Liffe, through Bclear, launched commodity cash-settled swap futures and options against the benchmark Robusta Coffee, Cocoa and White Sugar contracts already traded on NYSE Liffe. Further commodity products, including soft and agricultural products, are expected to be added to Bclear in the future.

•

NYSE Liffe introduced two new connectivity options that will enable customers in Frankfurt, Germany to access the NYSE Liffe derivatives market faster and more cost-effectively. Customers in Frankfurt are now able to connect to one of two NYSE Euronext Secure Financial Transaction Infrastructure (SFTI) centers in Frankfurt.

U.S. Derivatives

•

In the first quarter of 2009, U.S. equity options ADV was 2.3 million contracts, a 17.2% increase compared to the first quarter of 2008, which did not include trading activity from the former Amex options business acquired in the fourth quarter of 2008. Overall U.S. equity options industry ADV contracted 1.5% during the same period. U.S. option ADV for issues in the Penny Pilot was 1.3 million contracts, a 33.0% increase compared to the first quarter of 2008, which did not include the Amex option business.

•	NYSE Liffe U.S. precious metals futures ADV in the first quarter of 2009 was 21 thousand contracts, for a total of 1.3 million contracts traded during the quarter.

•

NYSE Amex options completed its transition to a new, state-of-the-art trading floor located at the NYSE, supported by NYSE Arca technology that has enhanced speed, order executions and increased capacity.

•	NYSE Liffe U.S. completed the upgrade to the latest version of LIFFE CONNECT® and transitioned to its new clearing house, the Options Clearing Corporation (OCC).

Global Listings

•

In the first quarter of 2009, a total of four IPOs listed on NYSE and NYSE Amex for total proceeds of $1.2 billion. The four new IPOs were Mead Johnson Nutrition Co. ($828 million) listed on NYSE, NIVS Intellimedia Technology ($2 million) listed on the NYSE Amex, Western Asset Muni Defined ($218 million) listed on NYSE and Nuveen Municipal Value Fund 2 ($173 million) listed on NYSE Amex. NIVS Intellimedia Technology was the first Chinese company to raise capital on NYSE Amex since the acquisition of Amex.

NYSE Technologies

•	NYSE Technologies continued the roll-out of the Secure Financial Transaction Infrastructure (SFTI) in Europe and is expected to begin generating revenues in the second quarter of 2009.

•	NYSE Technologies’ SFTI network continued its expansion with the addition of DirectEdge, giving SFTI a connection to all displayed U.S. equity markets.

•

Société Générale signed an agreement with NYSE Technologies to supply its market data cost management software and services, Data Access and Reporting Tools (DART) Usage Analysis for Bloomberg terminals.

•

Itau Securities selected NYSE Technologies to develop a next-generation electronic trading platform that will allow Itau Securities’ customers around the world to send orders directly to Brazil’s BM&F Bovespa market center.

Analyst/Investor/Media Call: April 30, 2009 at 8:00am (NY/EDT)/2:00pm (Paris/CET) A presentation and live audio webcast of the first quarter 2009 earnings conference call will be available on the Investor Relations section of NYSE Euronext’s website, http://www.nyseeuronext.com/ir. Those wishing to listen to the live conference via telephone should dial-in at least ten minutes before the call begins. An audio replay of the conference call will be available approximately one hour after the call on the Investor Relations section of NYSE Euronext’s website, http://www.nyseeuronext.com/ir or by dial-in beginning approximately two hours following the conclusion of the live call.

Live Dial-in Information:

United States: 800.510.0219

International: 617.614.3451

Passcode: 15588525

Replay Dial-in Information:

United States: 888.286.8010

International: 617.801.6888

Passcode: 48841000

The results of operations of Euronext N.V. for the three months ended March 31, 2009 are reported under U.S. GAAP under the caption “European Operations” in the accompanying tables. Questions regarding Euronext N.V.’s results should be directed to Investor Relations (contact details provided below).

Note: NYSE Euronext net revenues (defined as total revenues less direct transaction costs comprised of Section 31 fees, liquidity payments, and routing and clearing fees) from its primary business activities are represented below as a percentage of total net revenues for the first quarter:

-- Derivatives trading accounts for 24%

-- European cash trading accounts for 17%

-- U.S. cash trading accounts for 9%

-- Market data accounts for 17%

-- Listing accounts for 16%

-- Software and technology services accounts for 7%

To supplement NYSE Euronext’s consolidated financial statements prepared in accordance with GAAP and to better reflect period-over-period comparisons, NYSE Euronext uses non-GAAP financial measures of performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure, calculated and presented in accordance with GAAP. Non-GAAP financial measures do not replace and are not superior to the presentation of GAAP financial results, but are provided to (i) present the effects of certain merger expenses and exit costs, other non-recurring items, and (ii) improve overall understanding of NYSE Euronext’s current financial performance and its prospects for the future. Specifically, NYSE Euronext believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to financial condition and operating results. In addition, management uses these measures for reviewing financial results and evaluating financial performance. The non-GAAP adjustments for all periods presented are based upon information and assumptions available as of the date of this release.

NYSE Euronext Earnings News Release with Tables and Operating Data

About NYSE Euronext

NYSE Euronext (NYX) is the world’s most diverse exchange group, offering a broad and growing array of financial products and services in Europe and the United States that include cash equities, futures, options, exchange-traded products, bonds, market data, and commercial technology solutions. With over 8,000 listed issues globally, NYSE Euronext’s equities markets -- the New York Stock Exchange, Euronext, NYSE Arca, and NYSE Amex -- represent nearly 40% of the world’s cash equities trading volume, the most liquidity of any global exchange group. NYSE Euronext also operates NYSE Liffe, the leading European derivatives business and the world’s second largest derivatives business by value of trading. NYSE Euronext offers comprehensive global commercial technology, connectivity, and market data products and services through its innovative trading solutions unit, NYSE Technologies. NYSE Euronext is part of the S&P 500 index and the only exchange operator in the S&P 100 index. For more information, please visit: www.nyx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s reference document for 2008 (“document de référence”) filed with the French Autorité des Marchés Financiers (Registered on April 28, 2009 under No. R. 09-031), 2008 Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.

CONTACT: Media

+31.20.550.4488 (Amsterdam)

+32.2.509.1392 (Brussels)

+351.217.900.029 (Lisbon)

+44.20.7379.2789 (London)

+1.212.656.2140 (New York)

+33.1.49.27.11.33 (Paris)

CONTACT: Investor Relations

+1.212.656.5700 (New York)

+33.1.49.27.58.60 (Paris)

NYSE Euronext

Condensed consolidated statements of income in accordance with U.S. GAAP (unaudited)

(in millions, except per share data)

	Three months ended March 31,
	2009	2008
Revenues
Activity assessment	$30	$102
Cash trading	620	563
Derivatives trading	187	270
Listing	99	98
Market data	102	104
Software and technology services	44	25
Regulatory	14	13
Other	46	37

Total revenues	1,142	1,212
Section 31 fees	(30)	(102)
Liquidity payments	(432)	(273)
Routing and clearing	(76)	(70)
Merger expenses and exit costs	(23)	(17)
Compensation	(169)	(174)
Systems and communications	(57)	(83)
Professional services	(54)	(30)
Depreciation and amortization	(68)	(57)
Occupancy	(36)	(31)
Marketing and other	(38)	(40)
Regulatory fine income	-	2

Operating income from continuing operations	159	337
Net interest and investment loss	(26)	(18)
Gain on sale of equity investment	-	1
Income from associates	-	1
Other income	5	10

Income from continuing operations before income tax provision	138	331
Income tax provision	(32)	(98)

Income from continuing operations	106	233
Income from discontinued operations, net of tax	-	1

Net income	106	234
Net income attributable to noncontrolling interest	(2)	(4)

Net income attributable to NYSE Euronext	$104	$230

Basic earnings per share from continuing operations	$0.40	$0.86
Basic earnings per share from discontinued operations	-	0.01

Basic earnings attributable to NYSE Euronext per share	$0.40	$0.87

Diluted earnings per share from continuing operations	$0.40	$0.86
Diluted earnings per share from discontinued operations	-	0.01

Diluted earnings attributable to NYSE Euronext per share	$0.40	$0.87

Basic weighted average shares outstanding	260	265
Diluted weighted average shares outstanding	260	266

NYSE Euronext

Condensed combined statements of income including non-GAAP financial measures (unaudited)

(in millions, except per share data)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

Please refer to the table entitled “Reconciliation of non-GAAP Financial Measures to GAAP Measures (unaudited)”

	Three months ended March 31, [a, b, c, d]
	2009		2008
	Pro Forma Combined		Pro Forma Combined
Revenues
Cash trading	$620		$563
Derivatives trading	187		270
Listing	99		98
Market data	102		104
Software and technology services	44		25
Regulatory	14		13
Other	46		37

Total revenues	1,112		1,110
Liquidity payments	(432)		(273)
Routing and clearing	(76)		(70)
Compensation	(169)		(174)
Systems and communications	(57)		(83)
Professional services	(54)		(30)
Depreciation and amortization	(68)		(57)
Occupancy	(36)		(31)
Marketing and other	(38)		(40)
Regulatory fine income	-		2

Operating income	182		354
Net interest and investment loss	(26)		(18)
Income from associates	-		1
Other income	5		10

Income before income tax provision	161		347
Income tax provision	(47)	[e]	(103)

Net income	114		244
Net income attributable to noncontrolling interest	(2)		(4)

Net income attributable to NYSE Euronext	$112		$240

Basic earnings per share	$0.43		$0.91
Diluted earnings per share	$0.43		$0.90

Basic weighted average shares outstanding	260		265
Diluted weighted average shares outstanding	260		266

The pro forma non-GAAP results of NYSE Euronext include the following adjustments to the GAAP results:

[a]	The results of operations are presented as if the divestiture of the investment in GL Trade had been completed at the beginning of the earliest period presented.

[b]	Merger expenses and exit costs of $23 million and $17 million have been eliminated from the results of operations for the three months ended March 31, 2009 and 2008, respectively, as they represent nonrecurring charges.

[c]	Activity assessment fees and Section 31 fees have been excluded from revenues and expenses, respectively, as they have no impact on operating income or net income.

[d]	Gains on sale of equity investments of $1 million have been eliminated from the results of operations for the three months ended March 31, 2008, as they represent non-recurring items.

[e]	The income tax provision for the three months ended March 31, 2009 has been adjusted to exclude the favorable impact of certain discrete items, primarily tax credits, as they represent non-recurring items.

NYSE Euronext

Condensed combined statements of income including non-GAAP financial measures (unaudited)

(in millions, except per share data)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Three months ended				Three months ended
	March 31, 2009 [a, b, c, d]				March 31, 2008 [a, b, c, d]
	US Operations	European Operations	Corporate Items [e]	Pro Forma Combined	US Operations	European Operations	Corporate Items [e]	Pro Forma Combined
Revenues
Cash trading	$ 520	$102	$(2)	$ 620	$ 393	$170	$-	$ 563
Derivatives trading	44	143	-	187	38	232	-	270
Listing	91	8	-	99	90	8	-	98
Market data	57	45	-	102	53	51	-	104
Other revenues	65	50	(11)	104	59	16	-	75

Total revenues (1)	777	348	(13)	1,112	633	477	-	1,110
Liquidity payments, routing and clearing (2)	(479)	(31)	2	(508)	(297)	(46)	-	(343)
Fixed operating expenses	(245)	(183)	6	(422)	(216)	(189)	(10)	(415)
Regulatory fine income	-	-	-	-	2	-	-	2

Operating income	$ 53	$134	$(5)	$ 182	$ 122	$242	$(10)	$ 354

Net revenues= (1) + (2)	$ 298	$317	$(11)	$ 604	$ 336	$431	$-	$ 767

The pro forma non-GAAP results of NYSE Euronext include the following adjustments to the GAAP results:

[a]	The results of operations are presented as if the divestiture of the investment in GL Trade had been completed at the beginning of the earliest period presented.

[b]	Merger expenses and exit costs of $23 million and $17 million have been eliminated from the results of operations for the three months ended March 31, 2009 and 2008, respectively, as they represent nonrecurring charges.

[c]	Activity assessment fees and Section 31 fees have been excluded from revenues and expenses, respectively, as they have no impact on operating income or net income.

[d]	Gains on sale of equity investments of $1 million have been eliminated from the results of operations for the three months ended March 31, 2008, as they represent nonrecurring items.

[e]	Corporate Items include intercompany eliminations of revenues and expenses between U.S. and Europe.

NYSE Euronext

Reconciliation of non-GAAP financial measures to GAAP measures (unaudited)

(in millions)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	U.S. GAAP Results	Pro Forma Adjustments		Pro Forma Combined

Three months ended March 31, 2009
Revenues	$1,142	$(30)	[a]	$1,112
Operating expenses, net	(983)	53	[a], [b]	(930)
Operating income	159	23		182
Net interest and investment loss	(26)	-		(26)
Other income	5	-		5
Income before income tax provision	138	23		161
Income tax provision	(32)	(15)	[c]	(47)
Net income	106	8		114
Noncontrolling interest	(2)	-		(2)
Net income attributable to NYSE Euronext	$104	$8		$112

	U.S. GAAP Results	Pro Forma Adjustments		Pro Forma Combined
Three months ended March 31, 2008
Revenues	$1,212	$(102)	[a]	$1,110
Operating expenses, net	(875)	119	[a], [b]	(756)
Operating income	337	17		354
Net interest and investment loss	(18)	-		(18)
Gain on sale of businesses and equity investment	1	(1)		-
Income from associates	1	-		1
Other income	10	-		10
Income before income tax provision	331	16		347
Income tax provision	(98)	(5)	[c]	(103)
Income from discontinued operations, net of tax	1	(1)	[d]	-
Net income	234	10		244
Noncontrolling interest	(4)	-		(4)
Net income attributable to NYSE Euronext	$230	$10		$240

[a] Includes Activity assessment fees / Section 31 fees.
[b] Includes the following adjustments:
	Three months ended
	March 31, 2009	March 31, 2008
Section 31 fees	$30	$102
Merger expenses and exit costs	23	17

	$53	$119

[c]	Includes the tax effect of pro forma adjustments and normalization of effective tax rate to disregard certain favorable discrete items, primarily tax credits, as they represent non-recurring items.

[d]	Includes the adjustment to present results of operations as if the divestiture of GL Trade had been completed at the beginning of the earliest period presented.

NYSE Euronext

Operating expenses including non-GAAP financial measures (unaudited)

(in millions)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

Operating expenses for the three months ended March 31, 2009 on a GAAP basis	$983
less:
Section 31 fees	(30)
Liquidity payments	(432)
Routing and clearing	(76)
Merger expenses and exit costs	(23)

Fixed operating expenses for the three months ended March 31, 2009	422

Excluding the impact of:
Currency translation	35
Acquisitions and dispositions, net	(51)	*
New business initiatives	(18)	**
Capacity initiatives and integration	(14)

Fixed operating expenses for the three months ended March 31, 2009 on a pro forma non-GAAP basis	$374		[a]

Operating expenses for the three months ended March 31, 2008 on a GAAP basis	$877
less:
Section 31 fees	(102)
Liquidity payments	(273)
Routing and clearing	(70)
Merger expenses and exit costs	(17)

Fixed operating expenses for the three months ended March 31, 2008	$415		[b]

Variance ($)	$(41)		[a] - [b] = [c]

Variance (%)	-10%		[c] / [b]

Operating expenses for the three months ended March 31, 2009 on a GAAP basis	$983
less:
Section 31 fees	(30)
Liquidity payments	(432)
Routing and clearing	(76)
Merger expenses and exit costs	(23)

Fixed operating expenses for the three months ended March 31, 2009	422

Excluding the impact of:
Currency translation	5
Acquisitions and dispositions, net	-
New business initiatives	(5)	**
Capacity initiatives and integration	(4)

Fixed operating expenses for the three months ended March 31, 2009 on a pro forma non-GAAP basis	$418		[d]

Operating expenses for the three months ended December 31, 2008 on a GAAP basis	$2,691
less:
Section 31 fees	(40)
Liquidity payments	(405)
Routing and clearing	(89)
Impairment charges	(1,590)
Merger expenses and exit costs	(94)

Fixed operating expenses for the three months ended December 31, 2008	$473		[e]

Variance ($)	$(55)		[d] - [e] = [f]

Variance (%)	-13%		[f] / [e]

*	Includes the contribution of Amex, Wombat and AEMS.
**	Includes the contribution of new business initiatives, primarily SFTI Europe, SmartPool and NYSE Liffe U.S.

NYSE Euronext

Condensed consolidated statements of financial condition (unaudited)

(in millions)

	March 31, 2009	December 31, 2008
Assets
Current assets:
Cash, cash equivalents, investment and other securities	$708	$1,013
Accounts receivable, net	704	744
Deferred income taxes	95	113
Other current assets	191	156

Total current assets	1,698	2,026

Property and equipment, net	706	695
Goodwill	3,852	3,985
Other intangible assets, net	5,685	5,866
Deferred income taxes	610	671
Investment in associates and other assets	676	705

Total assets	$13,227	$13,948

Liabilities and equity
Accounts payable and accrued expenses	$1,014	$1,330
Deferred revenue	377	113
Short term debt	812	1,101
Deferred income taxes	25	38

Total current liabilities	2,228	2,582

Accrued employee benefits	555	576
Deferred revenue	343	360
Long term debt	1,736	1,787
Deferred income taxes	1,972	2,002
Other liabilities	66	67

Total liabilities	6,900	7,374

Equity	6,327	6,574

Total liabilities and equity	$13,227	$13,948

NYSE Euronext

Selected Statistical Data:

Volume Summary - Cash Products

	Average Daily Volume			Total Volume

(Unaudited)	Q1 ‘09	Q1 ‘08	% Chg	Q1 ‘09	Q1 ‘08	% Chg

Number of Trading Days - European Markets	63	62	-	63	62	-
Number of Trading Days - U.S. Markets	61	61	-	61	61	-
European Cash Products (trades in thousands)	1,375	1,662	-17.3%	86,629	103,042	-15.9%

Equities	1,310	1,602	-18.2%	82,501	99,297	-16.9%
Exchange-Traded Funds	14	9	52.6%	871	562	55.0%
Structured Products	46	46	1.6%	2,915	2,825	3.2%
Bonds	5	6	-6.2%	342	358	-4.6%
U.S. Cash Products (shares in millions)	4,026	3,515	14.5%	245,559	214,433	14.5%

NYSE Listed Issues [1]

NYSE Group Handled Volume [2]	2,924	2,624	11.4%	178,380	160,087	11.4%
NYSE Group Matched Volume [3]	2,646	2,382	11.1%	161,400	145,282	11.1%
Total NYSE Listed Consolidated Volume	6,375	4,563	39.7%	388,894	278,340	39.7%

NYSE Group Share of Total NYSE Listed Consolidated Volume
Handled Volume [2]	45.9%	57.5%	-11.6%	45.9%	57.5%	-11.6%
Matched Volume [3]	41.5%	52.2%	-10.7%	41.5%	52.2%	-10.7%
NYSE Arca & Amex Listed Issues

NYSE Group Handled Volume [2]	684	412	66.2%	41,745	25,118	66.2%
NYSE Group Matched Volume [3]	603	357	69.0%	36,790	21,769	69.0%
Total NYSE Arca & Amex Listed Consolidated Volume	2,363	1,173	101.5%	144,152	71,526	101.5%

NYSE Group Share of Total NYSE Arca & NYSE Amex Listed Consolidated Volume
Handled Volume [2]	29.0%	35.1%	-6.1%	29.0%	35.1%	-6.1%
Matched Volume [3]	25.5%	30.4%	-4.9%	25.5%	30.4%	-4.9%
Nasdaq Listed Issues

NYSE Group Handled Volume [2]	417	479	-13.0%	25,434	29,229	-13.0%
NYSE Group Matched Volume [3]	345	397	-13.1%	21,053	24,221	-13.1%
Total Nasdaq Listed Consolidated Volume	2,233	2,446	-8.7%	136,235	149,220	-8.7%

NYSE Group Share of Total Nasdaq Listed Consolidated Volume
Handled Volume [2]	18.7%	19.6%	-0.9%	18.7%	19.6%	-0.9%
Matched Volume [3]	15.5%	16.2%	-0.7%	15.5%	16.2%	-0.7%
Exchange-Traded Funds [1,4]

NYSE Group Handled Volume [2]	691	442	56.5%	42,156	26,941	56.5%
NYSE Group Matched Volume [3]	610	385	58.3%	37,191	23,492	58.3%
Total ETF Consolidated Volume	2,440	1,248	95.5%	148,870	76,134	95.5%

NYSE Group Share of Total ETF Consolidated Volume
Handled Volume [2]	28.3%	35.4%	-7.1%	28.3%	35.4%	-7.1%
Matched Volume [3]	25.0%	30.9%	-5.9%	25.0%	30.9%	-5.9%

Please refer to footnotes on the following page.

NYSE Euronext

Selected Statistical Data:

Volume Summary - Derivatives Products

	Average Daily Volume			Total Volume

(Unaudited; contracts in thousands)	Q1 ‘09	Q1 ‘08	% Chg	Q1 ‘09	Q1 ‘08	% Chg

Number of Trading Days - European Markets	63	62	-	63	62	-
Number of Trading Days - U.S. Markets	61	61	-	61	61	-
European Derivatives Products	3,779	4,552	-17.0%	238,090	282,245	-15.6%

Total Interest Rate Products [6]	1,987	2,764	-28.1%	125,184	171,386	-27.0%
Short Term Interest Rate Products	1,887	2,647	-28.7%	118,851	164,107	-27.6%
Medium and Long Term Interest Rate Products	101	117	-14.4%	6,333	7,279	-13.0%

Total Equity Products [5]	1,747	1,721	1.5%	110,043	106,684	3.1%
Total Individual Equity Products	535	573	-6.6%	68,445	62,225	10.0%
Total Equity Index Products	513	617	-16.8%	41,598	44,459	-6.4%

Bclear	699	531	31.6%	44,042	32,935	33.7%
Individual Equity Products	552	431	28.0%	34,761	26,722	30.1%
Equity Index Products	147	100	47.0%	9,281	6,213	49.4%

Commodity Products	45	67	-32.5%	2,863	4,175	-31.4%

U.S. Derivatives Products

U.S. Derivatives Products - Equity Options [7]

NYSE Group Options Contracts	2,281	1,945	17.2%	139,118	118,674	17.2%
Total Consolidated Options Contracts	13,125	13,328	-1.5%	800,611	813,022	-1.5%

NYSE Group Share of Total	17.4%	14.6%		17.4%	14.6%
NYSE Liffe U.S.

Precious Metals Futures Volume	21.0	-		1,282.4	-

[1]	Includes all volume executed in NYSE Group crossing sessions.
[2]

Represents the total number of shares of equity securities and ETFs internally matched on the NYSE Group’s exchanges or routed to and executed at an external market center. NYSE Arca routing includes odd-lots.

[3]	Represents the total number of shares of equity securities and ETFs executed on the NYSE Group’s exchanges.
[4]	Data included in previously identified categories.
[5]	Includes currency products.
[6]	Includes all trading activities for Bclear.
[7]	Includes trading in U.S. equity options contracts, not equity-index options.
Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.
All trading activity is single-counted, except European cash trading which is double counted to include both buys and sells.
US data has been updated for Amex integration for October 2008 forward.

NYSE Euronext

Selected Statistical Data:

Other Operating Statistics

	Three Months Ended
(Unaudited)	March 31, 2009	December 31, 2008	March 31, 2008

NYSE Euronext Listed Issuers

NYSE Listed Issuers
NYSE listed issuers[1]	3,018	3,108	2,509
Number of new issuer listings[1]	50	711	37
Capital raised in connection with new listings ($millions)[2]	$733	$62	$19,619

Euronext Listed Issuers

Euronext listed issuers[1]	1,055	1,110	1,141
Number of new issuer listings[3]	4	15	18
Capital raised in connection with new listings ($millions)[2]	$0	$25	$932

NYSE Euronext Market Data

NYSE Market Data[4]

Share of Tape A revenues (%)	48.0%	49.7%	57.0%
Share of Tape B revenues (%)	34.2%	34.1%	33.9%
Share of Tape C revenues (%)	21.0%	21.4%	19.3%
Professional subscribers (Tape A)	424,589	450,041	456,752

Euronext Market Data

Number of terminals	265,371	275,430	222,990

NYSE Euronext Operating Expenses

NYSE Euronext employee headcount[5]

NYSE Euronext headcount excluding GL Trade	3,709	3,757	3,933
GL Trade headcount	n.a.	n.a.	1,395

NYSE Euronext Financial Statistics

NYSE Euronext foreign exchange rate

Average €/US$ exchange rate	$1.306	$1.319	$1.499
Average £/US$ exchange rate	$1.437	$1.570	$1.978

[1]

Figures for NYSE listed issuers include listed operating companies, SPACs, closed-end funds, and ETFs, and do not include NYSE Arca, Inc. or structured products listed on the NYSE. There were 1,048 ETFs and 9 operating companies exclusively listed on NYSE Arca, Inc. as of March 31, 2009. There were 492 structured products listed on the NYSE as of March 31, 2009. Figures for New issuer listings include NYSE new listings and new ETP listings only (NYSE Amex and NYSE Arca are excluded). Figures for Euronext present the operating companies listed on Euronext and do not include NYSE Alternext, Free Market, closed-end funds, ETFs and structured product (warrants and certificates). As of March 31, 2009, 127 companies were listed on NYSE Alternext, 307 on Free Market and 427 ETFs were listed on NextTrack.

[2]

Euronext figures show capital raised in millions of dollars by operating companies listed on Euronext, NYSE Alternext and Free Market and do not include close-end funds, ETFs and structured products (warrants and certificates). NYSE figures show capital raised in millions of dollars by operating companies listed on NYSE and NYSE Arca and do not include closed-end funds, ETFs and structured products.

[3]	Euronext figures include operating companies listed on Euronext, NYSE Alternext and Free Market and do not include closed-end funds, ETFs and structured products (warrants and certificates).
[4]

“Tape A” represents NYSE listed securities, “Tape B” represents NYSE Arca and NYSE Amex listed securities, and “Tape C” represents Nasdaq listed securities. Per Regulation NMS, as of April 1, 2007, share of revenues is derived through a formula based on 25% share of trading, 25% share of value traded, and 50% share of quoting, as reported to the consolidated tape. Prior to April 1, 2007, share of revenues for Tape A and B was derived based on share of trades reported to the consolidated tape, and share of revenue for Tape C was derived based on an average of share of trades and share of volume reported to the consolidated tape. The consolidated tape refers to the collection and dissemination of market data that multiple markets make available on a consolidated basis. Share figures exclude transactions reported to the FINRA/NYSE Trade Reporting Facility.

[5]	NYSE Euronext sold its 40% stake in GL Trade in October 2008. NYSE Euronext headcount includes both the employees of NYXT and NYSE Amex for all periods presented.

Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.